Free Writing Prospectus

Filed Pursuant to Rule 433

Reg. Statement No. 333-173886

Barclays PLC

2013 Interim Results and Leverage Plan

30 July 2013

Antony Jenkins

Chief Executive

Original Transform financial commitments

2012 Restated Original 2015

Results Targets

Focus on CET1 ratio as limiting factor

Return on

Equity 9.0% > CoE

Operating Ł18.6bn Ł16.8bn

Expenses

Cost:Incom 63% mid-50s

e Ratio

Pro forma Ł468bn Ł440bn

B3 RWAs

Core Transitional

Capital 10.8% CET1 >10.5%

Ratio

Dividend

Payout 17% 30%

Ratio

Becoming the ‘Go-To’ bank

3	| Barclays 2013 Interim Results | 30 July 2013

PRA capital adequacy review

Capital adequacy review of major UK banks and building societies – results announced 20 Jun 2013

Barclays’ plan to meet 7% PRA stressed CET1 ratio by 31 Dec 2013 confirmed

The PRA introduced a minimum 3% leverage ratio target, calculated on a PRA-adjusted CET1 capital base and using a CRD IV leverage exposure measure

Barclays discussed a number of options with the PRA to meet the 3% PRA leverage ratio target

Barclays was asked to submit a plan to achieve the target by 30 Jun 2014

This is an accelerated timeline vs. expected international standards under CRD IV

4	| Barclays 2013 Interim Results | 30 July 2013

Leverage ratio movements to 30 Jun 2013

Leverage ratios (%)

2.8 (0.0) (0.3)

2.5 (0.0) 2.5 (0.3)

2.2

Asset Additional

valuation PVA

adjustment deduction

FY 12 Rebase to Revised FY 12 H1 13 H1 13 PRA H1 13

Fully loaded Fully loaded CRD IV & revised movements Fully loaded adjustments PRA leverage

CRD IV T1 CRD IV CET1 other estimate CRD IV CET1 ratio

leverage ratio capital 1 refinements leverage ratio

(Łbn)

T1/CET1

capital 40.0 (0.2) (2.5) 37.3 0.8 38.1 (4.1) 34.0

Leverage

exposure 1,413 - 85 1,498 61 1,559 - 1,559

1	Relates to Absa MI excluded from CET1 CRD IV leverage ratio
5	| Barclays 2013 Interim Results | 30 July 2013

Barclays Leverage Plan

Leverage Plan agreed with the PRA to meet 3% target by 30 Jun 2014 Capital or capital equivalent actions of Ł12.8bn:

Underwritten rights issue to raise Ł5.8bn (net of expenses)

Reduction of leverage exposure – Ł65-80bn (Ł2-2.5bn capital equivalent)

Already identified management actions with low execution risk

No material impact on revenue or profit before tax expected

Continue to support lending to customers and clients

Issue up to Ł2bn of CRD IV qualifying Additional Tier 1 securities

Retention of earnings (supported by conduct provisions announced today) and other forms of capital accretion

6	| Barclays 2013 Interim Results | 30 July 2013

Rights Issue details

Ł5.8bn raise net of expenses

Underwritten from today

1	new share for every 4 existing shares

Issue price 185 pence per Barclays share

Represents a 35% discount to theoretical ex-rights price on 29 Jul 2013

No shareholder approval required under existing annual resolution

Launch expected in September following and subject to approval of prospectus by UKLA

7	| Barclays 2013 Interim Results | 30 July 2013

Barclays Leverage Plan

Leverage ratios (%)

> 3.0

0.1

0.4 0.1

2.2

H1 13 Rights issue Deleveraging1 AT1 issuance Other capital Target H1 14

PRA net of expenses accretion & retained PRA

leverage ratio earnings leverage ratio

1	Reflects already identified, low execution risk management actions; Ł2.0-2.5bn capital equivalent
8	| Barclays 2013 Interim Results | 30 July 2013

Revised Transform financial commitments

Original 2015 Revised Dates

Targets Targets

Return on Equity > CoE > CoE in 2016 2016

Operating Expenses Ł16.8bn Ł16.8bn 2015

Cost:Income Ratio mid-50s mid-50s 2015

Pro forma B3 RWAs Ł440bn Ł440bn 2015

Core Capital Ratio Transitional Fully loaded Early

>10.5% >10.5% 2015

Dividend Payout From

30% 40-50%

Ratio 2014

9 | Barclays 2013 Interim Results | 30 July 2013

H1 13 financial progress

? Solid first half performance

? Additional Ł2bn conduct provisions for PPI and IRHP reducing uncertainty around these conduct risks

? Costs to achieve Transform of Ł1.2bn planned in 2013: Ł640m in H1

? Adjusted RoE excluding costs to achieve Transform of 9.5%

? Legacy assets CRD IV RWA reductions of Ł25bn

10 | Barclays 2013 Interim Results | 30 July 2013

Other Transform progress in H1 13

900,000 net new customers in Barclaycard

UK mortgage market share1 has improved to 9.9%

Ł42bn of FLS eligible lending to UK households and businesses

Embedding our Purpose and Values – 133,000 employees have participated in Values workshops

Launched Balanced Scorecard with senior leadership and rolling out to all employees during 2014

1	Source: Internally calculated based on data from the Bank of England

11 | Barclays 2013 Interim Results | 30 July 2013

2013 Interim Results

Chris Lucas, Group Finance Director

Adjusted financial highlights

2013 2012 Change

Six months ended – June (Łm) (Łm) (%)

Income 15,071 15,492 (3)

Impairment charges (1,631) (1,710) (5)

Net operating income 13,440 13,782 (2)

Operating expenses excluding costs to

achieve Transform (9,141) (9,520) (4)

Costs to achieve Transform (640) -

Adjusted profit before tax1 3,591 4,339 (17)

Statutory profit before tax 1,677 871 93

1 Adjusted profit before tax in this and subsequent slides includes: share of post-tax results of associates and joint ventures; profit or loss on disposal of subsidiaries, associates and joint ventures; and gains on acquisitions

13 | Barclays 2013 Interim Results | 30 July 2013

Adjusting items to profit before tax

2013 2012 Change

Six months ended – June (Łm) (Łm) (%)

Statutory profit before tax 1,6771 871

Own credit (gain)/charge (86) 2,945

Gain on disposal of BlackRock investment - (227)

Provision for PPI redress 1,350 300

Provision for interest rate hedging products 650 450

redress

Adjusted profit before tax 3,5911 4,339 (17)

1	Includes costs to achieve Transform of Ł640m

14 | Barclays 2013 Interim Results | 30 July 2013

Adjusted performance measures

Six months ended – June 2013 2012

Return on average shareholders’ equity 7.8% 10.6%

Return on average tangible shareholders’ equity 9.1% 12.5%

Return on average risk weighted assets 1.3% 1.6%

Cost:Income ratio1 65% 61%

Basic earnings per share 16.2p 22.4p

Dividend per share 2.0p 2.0p

Core Tier 1 ratio 11.1% 10.8%2

1 For the six months ended Jun 2013, Cost:Income ratio would have been 61% excluding costs to achieve Transform of Ł640m 2 As at 31 Dec 2012

15 | Barclays 2013 Interim Results | 30 July 2013

Adjusted profit before tax by cluster

2013 2012 Change

Six months ended – June(Łm)(Łm)(%)

UK RBB 632 592 7

Europe RBB(709)(148)

Africa RBB 212 183 16

Barclaycard 775 751 3

Investment Bank 2,389 2,242 7

Corporate Banking 402 311 29

Wealth and Investment Management 47 99(53)

Head Office and Other Operations(157) 309

Group 3,591 4,339(17)

16 | Barclays 2013 Interim Results | 30 July 2013

Investment Bank

2013

2012

Change

Six months ended – June

(Łm)

(Łm)

(%)

Income

6,473

6,460

-

Impairment charges

(181)

(202)

(10)

Net operating income

6,292

6,258

1

Operating expenses (excluding costs to

(3,751)

(4,044)

(7)

achieve Transform)

Costs to achieve Transform

(169)

-

Profit before tax

2,389

2,242

7

Return on average equity

15.4%

13.4%

Cost:Income ratio

61%

63%

Compensation:Income ratio

39%

40%

17 | Barclays 2013 Interim Results | 30 July 2013

Investment Bank quarterly income

(m)	Total Income

Q1 2012

Q2 2012

Q3 2012

Q4 2012

Q1 2013

Q2 2013

Total income

•	Q2 2013 vs. Q2 2012 flat
•	Q2 2013 vs. Q1 2013 down 13%

3,436 3,463

3,024 3,010

2,721 2,594

18 | Barclays 2013 Interim Results | 30 July 2013

Investment Bank quarterly income

(m)

Q1 2012

Q2 2012

Q3 2012

Q4 2012

Q1 2013

Q2 2013

2,319

2,190

1,761 1,675

1,494

1,378

706 825

591 615 523 454 515 509 493 620 558 528

FICC Equities and Prime Services Investment Banking

Q2 13

vs. Q2 (22%) 34% 4%

12

Q2 13

vs. Q1 (37%) 17% (5%)

13

19 | Barclays 2013 Interim Results | 30 July 2013

Adjusted income by cluster

2013 2012 Change

Six months ended – June (Łm) (Łm) (%)

UK RBB 2,202 2,184 1

Europe RBB 352 379 (7)

Africa RBB 1,352 1,493 (9)

Barclaycard 2,343 2,112 11

Investment Bank 6,473 6,460 -

Corporate Banking 1,552 1,583 (2)

Wealth and Investment Management 931 894 4

Head Office and Other Operations1 (134) 387

Group1 15,071 15,492 (3)

1 Excludes the impact of Ł86m own credit gain (H1 2012: (Ł2,945m)) and Łnil gain on disposal of strategic investment in BlackRock, Inc. (H1 2012: Ł227m)

20 | Barclays 2013 Interim Results | 30 July 2013

Net interest margin

Basis points

Customer margin

Non-customer margin

(m)	H1 20121 H1 20131

Customer income 4,891 5,105

Non-customer income 617 523

Total 5,508 5,628

Average customer assets 317,673 327,129

Average customer 277,467 314,695

liabilities

186 177

20 17

166 160

H1 2012 H1 2013

1 Numbers refer to retail businesses; Barclaycard; Corporate Banking and Wealth and Investment Management. Total contribution from structural hedges was Ł582m (H1 2012: Ł641m)

21 | Barclays 2013 Interim Results | 30 July 2013

Impairment down 5% to Ł1,631m

(m)

H1 2013

H1 2012

122 1,710

616 1,631

492

431

314

258

208 202

178 181

125 142

49

19

UK RBB Europe Africa RBB Barclaycard Investment Corporate Wealth and Group

RBB Bank Banking IM

Loan Loss Rate

22 | Barclays 2013 Interim Results | 30 July 2013

Cost analysis

(m)

Non-performance costs

Performance costs

Costs to achieve Transform

9,520 (4%) 9,781

640

1,422 (10%) 1,276

8,098 (3%) 7,865

H1 2012 H1 2013

Costs

H1 2013

Costs to achieve Transform

23 | Barclays 2013 Interim Results | 30 July 2013

Capital, liquidity and funding

As at 30 Jun 2013 31 Dec 2012

Core Tier 1 ratio 11.1% 10.8%

Risk weighted assets Ł 387bn Ł 387bn

Group liquidity pool Ł 138bn Ł 150bn

Loan:Deposit ratio 102% 110%

24 | Barclays 2013 Interim Results | 30 July 2013

Core capital ratios

(%)

Reported ratio

Transitional CRD IV ratio

Fully loaded CRD IV ratio

10.8 11.1

10.0 2

8.1

31 Dec 121 30 Jun 13 30 Jun 131

CT1 CT1 Estimated CET1

(Basel 2.5) (Basel 2.5) (Basel 3)

1 For details and basis of calculation, see slides 32-34. 2 Reflects change in transitional methodology since Q1 13 – assumes 2013 is year 1 of transition

25 | Barclays 2013 Interim Results | 30 July 2013

2013 Interim results and Leverage Plan

Becoming the ‘Go-To’ bank

Solid H1 results,

with underlying Progress in our Decisive action

businesses in Transform in implementing

good health programme Leverage Plan

26 | Barclays 2013 Interim Results | 30 July 2013

Appendices

Appendix 1

Leverage, Capital and Balance Sheet

Movements in CRD IV and PRA leverage ratios

(£bn)	FY 12 Pillar 3	*Revised CRD IV & other refinements*	FY 12 revised estimate[1]	*H1 13 movements*	H1 13 RA
Derivative financial assets	469	-	469	(66)	403
Reverse repurchase agreements and other similar secured lending	177	-	177	46	223
Loans & advances and other assets	844	(2)	842	65	907
Total assets (IFRS balance sheet)	1,490	(2)	1,488	45	1,533
Derivatives netting adjustment	*(390)*	*-*	*(390)*	*66*	*(324)*
Potential future exposure (PFE) add-on	*161*	*126*	*287*	*21*	*308*
SFT adjustments	*(5)*	*(53)*	*(58)*	*(72)*	*(130)*
Undrawn commitments	*179*	*8*	*187*	*3*	*190*
Regulatory deductions and other adjustments	*(22)*	*6*	*(16)*	*(2)*	*(18)*
CRD IV exposure measure adjustments	**(77)**	**87**	**10**	**16**	**26**
Fully loaded CRD IV leverage exposure measure	1,413	85	1,498	61	1,559
CRD IV fully loaded Tier 1 capital	40.0	(2.5)	37.5	0.8	38.3
CRD IV fully loaded leverage	2.8%		2.5%		2.5%
CRD IV fully loaded CET1 capital	39.8	(2.5)	37.3	0.8	38.1
Additional Prudential Value Adjustment					*(2.1)*
Other valuation adjustments					*(2.0)*
PRA CET1 adjustments					**(4.1)**
PRA adjusted fully loaded CET 1 capital					34.0
PRA leverage ratio					**2.2%**
CET1 capital gap to 3% PRA leverage target					**12.8**
Leverage exposure gap to 3% PRA leverage target					**427**

[1] Represents revised estimate of leverage incorporating changes following the issuance of the final CRD IV text in June 2013, including updates to methodology arising from changes in the text and other refinements to the calculations, applied as at 31 Dec 2012

29 | Barclays 2013 Interim Results | 30 July 2013

BARCLAYS

Notes on exposure measure adjustments

??Derivatives netting adjustment: Regulatory netting applied across asset and liability mark-to-market derivative positions,

pursuant to legally enforceable bi-lateral netting agreements and otherwise meeting the requirements set out in CRD IV

??Potential Future Exposure (PFE) add-on: Regulatory add on for potential future credit exposure on both exchange traded and OTC derivative contracts, calculated by assigning a standardised percentage (based on underlying risk category and residual trade maturity) to the gross notional value of each contract. PFE measure recognises some netting benefits where legally enforceable bi-lateral netting agreements are in place, but these are floored at 40% of gross PFE by netting set,

regardless of whether a positive or negative mark-to market exists at the individual trade level. Identified low risk management actions to reduce PFE add-ons are expected through improved application of existing legal netting agreements and further data quality enhancements

??Securities Financing Transactions (SFT) adjustments: under CRD IV the IFRS exposure measure for SFTs (eg.

repo/reverse repo) is replaced with the Financial Collateral Comprehensive Method (FCCM) measure. FCCM is calculated as exposure less collateral, taking into account legally enforceable master netting agreements, with standardised adjustments to both sides of the trade for volatility and currency mismatches. Identified low risk management actions to reduce SFT leverage exposure under CRD IV are expected through improvements in the application of collateral and enhanced trade and counterparty data

??Undrawn Commitments: Regulatory add on relating to off balance sheet undrawn commitments based on a credit conversion factor of 10% for unconditionally cancellable commitments and 100% for other commitments. The rules specify additional relief to be applied to trade finance related undrawn commitments which are medium/low risk (20%) and medium risk (50%). For Barclays, this relief is not estimated to be material

30 | Barclays 2013 Interim Results | 30 July 2013

Estimated CRD IV Capital and RWAs

(Łbn) 30 Jun 2013

CT1 Capital (FSA 2009 definition) 42.9

RWAs (Basel 2.5) 387.2

CT1 Ratio (Basel 2.5) 11.1%

CET1 Transitional CET1 Fully-loaded

CRD IV impact on CT1 Capital:

Adjustments not impacted by transitional provisions

Conversion from securitisation deductions to RWA 0.8 0.8

Prudential Value Adjustments (PVA) (2.1) (2.1)

Other (0.2) (0.2)

Adjustments impacted by transitional provisions

Goodwill and intangibles 6.1 -

EL > impairment 0.4 (1.0)

Deferred tax assets (losses) (0.4) (1.9)

Excess minority interest (0.2) (0.6)

Debit Valuation Adjustment (DVA) (0.1) (0.3)

Gains on AFS equity and debt - 0.5

Non-significant holdings in Financial Institutions (0.5) (2.5)

Mitigation of non-significant holdings in Financial Institutions 0.5 2.5

CET1 Capital 47.2 38.1

CRD IV impact on RWA:

Credit Valuation Adjustment (CVA) 32.2

Securitisation 19.0

Central counterparty clearing 21.7

Other 11.4

Gross impact 84.3

RWAs (CRD IV) 471.5

CET1 Ratio 10.0% 8.1%

31 | Barclays 2013 Interim Results | 30 July 2013

Estimated CRD IV Capital and RWAs – notes

Estimated Capital Ratios are based on/subject to the following:

CRD IV, models and waivers

??We have estimated our CRD IV CET1 ratio, capital resources, RWAs and leverage based on the final CRD IV text assuming the rules applied as at

30 June 2013 on both a transitional and fully loaded basis. The final impact of CRD IV is dependent on technical standards to be finalised by the

European Banking Authority (EBA) and on the final UK implementation of the rules

??The impacts assume that all material items in the Internal Model Method application to the PRA are approved and existing waivers, where such discretion is available under CRD IV, will continue

Capital Resources

•	Transitional CET1 capital is based on application of the CRD IV transitional provisions and the PRA (formerly the FSA) guidance on their application.

In line with this guidance, adjustments for own shares and interim losses are assumed to transition in at 100%. Other deductions (including goodwill and intangibles, expected losses over impairment and DVA) transition in at 20% in year 1 (except for AFS debt and equity gains which are 0% in the first year), 40% in year 2, 60% in year 3, 80% in year 4 with the full impact in subsequent years. For the purpose of 30 June 2013 disclosures, the

PRA have requested that banks assume 2013 is year 1 of transition. However, our disclosures of CRD IV impacts in previous announcements have reflected 2014 as the first year of application in line with the actual CRD IV implementation date

•	The PVA deduction is shown as fully deducted from CET1 upon adoption of CRD IV. PVA is subject to a technical standard being drafted by the EBA and therefore the impact is currently based on methodology agreed with the PRA. The PVA deduction as at 30 June 2013 is Ł2.1bn gross of tax

(December 2012: Ł1.5bn gross of tax, Ł1.2bn net of tax), with the increase principally reflecting methodology changes during 2013

•	As at 30 June 2013, net long non-significant holdings in financial entities were Ł9.3bn. This exceeds 10% of CET1 capital resources, which would result in a deduction from CET1 of Ł2.5bn in the absence of identified management actions to eliminate this deduction. The EBA consultation on

Technical Standards for Own funds – Part III identifies potential changes to the calculation that are not reflected in the estimate, including the treatment of tranche positions as indirect holdings, the use of notional values for synthetic exposures and the widening of the scope of eligible entities to include Barclays defined pension benefit funds. Depending on the final implementation and further clarification on the application of the proposals,

these changes would potentially have a material impact on the calculation of the non-significant holdings deduction

•	The impact of changes in the calculation of allowable minority interest may be different pending the finalisation of the EBA’s technical standards on own funds, particularly regarding the treatment of non-financial holding companies and the equivalence of overseas regulatory regimes. The estimated CRD IV numbers calculate the full impact and transitional capital base on the assumption that the Group’s holding companies will be deemed eligible and their surplus capital due to minority interests consolidated in accordance with CRD IV rules. Our estimated CRD IV fully loaded

CET1 capital base includes Ł1.7bn of minority interests relating to Absa

32 | Barclays 2013 Interim Results | 30 July 2013

Estimated CRD IV Capital and RWAs – notes

Estimated Capital Ratios are based on/subject to the following:

RWAs

??It is assumed that corporates, pension funds and sovereigns that meet the eligibility conditions are exempt from CVA volatility charges

??It is assumed all Central Clearing Counterparties (CCPs) will be deemed to be ‘Qualifying’. The final determination of Qualifying status will be made by the European Securities and Markets Authority (ESMA)

??The estimated RWA increase from CRD IV includes 1250% risk weighting of securitisation positions while estimated capital includes an add back of

50/50 securitisations deducted under the current rules

??Estimated RWAs for definition of default assume that national discretion over 180 days definition of default remains for UK retail mortgages

??‘Other’ CRD IV impacts to RWAs include adjustments for withdrawal of national discretion of definition of default relating to non UK mortgage retail portfolios (Ł1.3bn), Deferred Tax Assets (Ł2.4bn), Significant Holdings in financial institutions (Ł2.4bn), other counterparty credit risk (Ł4.5bn) and other items

??RWAs are sensitive to market conditions. The estimated impact on RWAs for all periods reflects market conditions as at 30 June 2013

33 | Barclays 2013 Interim Results | 30 July 2013

Capital Resources

30 Jun 13 31 Dec 12

As at (Łm) (Łm)

Shareholders’ equity (excluding NCIs) 51,083 50,615

Qualifying NCIs 2,281 2,450

Regulatory adjustments and deductions:

Own credit cumulative loss/(gain)1 593 804

Unrealised (gains)/losses on available for sale debt securities1 (293) (417)

Unrealised gains on available for sale equity1 (137) (110)

Cash flow hedging reserve1 (1,019) (2,099)

Defined benefit pension adjustment1 12 49

Goodwill and intangible assets1 (7,583) (7,622)

50% excess of expected losses over impairment1 (812) (648)

50% of securitisation positions (759) (997)

Other regulatory adjustments (423) (303)

Core Tier 1 Capital 42,943 41,722

RWAs 387,230 387,373

Core Tier 1 ratio 11.1% 10.8%

1	The capital impacts of these items are net of tax

34 | Barclays 2013 Interim Results | 30 July 2013

RWAs by Business

As at 30 Jun 13 31 Dec 12

(m)	(Łm)

UK RBB 43,609 39,088

Europe RBB 16,733 15,795

Africa RBB 25,492 24,532

Barclaycard 38,801 37,836

Investment Bank 168,842 177,884

Corporate Banking 73,120 70,858

Wealth and Investment Management 16,979 16,054

Head Office and Other Operations 3,654 5,326

Total RWAs 387,230 387,373

35 | Barclays 2013 Interim Results | 30 July 2013

RWA Bridge

(Łbn)

4.2

(11.0)

7.1

(0.5)

387 387

31 Dec Foreign Methodology Business Change in risk 30 Jun

2012 exchange changes activity parameters 2013

36 | Barclays 2013 Interim Results | 30 July 2013

Balance sheet summary

30 Jun 13 31 Dec 12

As at (Łbn) (Łbn)

Total assets 1,533 1,488

Including

Derivative financial instruments 403 469

Loans and advances to customers 470 424

Total liabilities 1,473 1,428

Including

Derivative financial instruments 396 463

Customer accounts 460 385

Shareholders’ equity 60 60

Including

Shareholders’ equity excluding NCI 51 51

37 | Barclays 2013 Interim Results | 30 July 2013

Barclays Exit Quadrant

With a good track record in reducing legacy assets, we now focus on reducing our expanded Exit Quadrant portfolios



£bn
94
15
34
11
34
12
14
68
14
25
5
24
Targeted reduction in IB positions
36
Dec 12 CRD IV RWAs
Legacy reduction[1]
Derivatives efficiencies
Jun 13 CRD IV RWAs
Target Dec 15 CRD IV RWAs
Portfolio assets excluding derivatives[2]
Corporate monoline derivatives
Pre CRD-IV rates
Corporate Europe & ERBB legacy assets

- As a result of the strategic review, the scope of assets targeted for active run-down was expanded to £94bn on an estimated CRD IV basis to include businesses that have become uneconomic and erode current returns:
  - £79bn of FICC positions of similar profile as the remaining credit markets exposure portfolio (CMEs) which will be heavily penalised as CRD IV is implemented
  - £15bn Legacy Corporate Europe and Europe RBB portfolios
- We target a reduction of the legacy positions in the Investment Bank to £36bn of estimated CRD IV RWAs by Dec 2015
- Between 2008 and 2012, Barclays successfully managed down legacy assets, reducing the CME portfolio by c.80% based on total assets
- In H1 13, Exit Quadrant businesses CRD IV RWAs in the IB declined by £24bn driven by £10bn of legacy asset reductions and £14bn of derivatives optimisation

[1] £10bn of the legacy reduction relates to the Investment Bank [2] Portfolio assets include credit market exposures and additional legacy assets

38 | Barclays 2013 Interim Results | 30 July 2013

BARCLAYS

Appendix 2

Business Results

Adjusted Return on Equity (RoE)

(%)

H1 2012 RoE H1 2013 RoE1

10.6% Group 7.8%

12.2% UK RBB 12.2%

(10.9%) Europe RBB (49.1%)

2.5% Africa RBB 3.0%

20.1% Barclaycard 19.3%

13.4% Investment Bank 15.4%

3.8% Corporate Banking 7.1%

7.3% Wealth and Investment Mgmt 2.5%

1	Includes effect of costs to achieve – for RoE excluding costs to achieve, see next slide

40 | Barclays 2013 Interim Results | 30 July 2013

Impact of costs to achieve Transform

Six months ended – June

Return on

Costs to Profit before Cost:Income

Adjusted performance measures by business, achieve tax average ratio excluding costs to achieve Transform Transform equity

(m)	(Łm) (%)

(%)

UK RBB (27) 659 12.7 63

Europe RBB (356) (353) (25.6) 120

Africa RBB (9) 221 3.6 68

Barclaycard (5) 780 19.5 41

Investment Bank (169) 2,558 16.5 58

Corporate Banking (41) 443 7.8 55

Wealth and Investment Management (33) 80 4.5 87

Head Office and Other Operations - (157) (2.2) (18)

Group excluding costs to achieve Transform (640) 4,231 9.5 61

41 | Barclays 2013 Interim Results | 30 July 2013

Transform – costs update

(Łbn) Adjusted operating expenses

Cost to achieve

Operating expenses

19.7

1.2

18.5

5% 1.0

17.3

4% 0.5

18.5 18.5

17.5

16.8

2012 2013 2014 2015

Estimate Estimate Target

42 | Barclays 2013 Interim Results | 30 July 2013

UK Retail and Business Banking

2013 2012 Change

Six months ended – June (Łm) (Łm) (%)

Income 2,202 2,184 1

Impairment charges (178) (122) 46

Net operating income 2,024 2,062 (2)

Operating expenses (excluding costs to achieve (1,393) (1,470) (5)

Transform and provision for PPI redress)

Costs to achieve Transform (27) -

Adjusted profit before tax1 632 592 7

Adjusted return on average equity 12.2% 12.2%

Adjusted Cost:Income ratio 64% 67%

1 Adjusted profit before tax and adjusted performance measures excludes the impact of the provision for PPI redress of Ł660m (H1 2012: Ł300m)

43 | Barclays 2013 Interim Results | 30 July 2013

Europe Retail and Business Banking

2013 2012 Change

Six months ended – June (Łm) (Łm) (%)

Income 352 379 (7)

Impairment charges (142) (125) 14

Net operating income 210 254 (17)

Operating expenses (422) (409) 3

(excluding costs to achieve Transform)

Costs to achieve Transform (356) -

Other net expense (141) 7

Loss before tax (709) (148)

Return on average equity (49.1%) (10.9%)

Cost:Income ratio 221% 108%

44 | Barclays 2013 Interim Results | 30 July 2013

Africa Retail and Business Banking

2013 2012 Change

Six months ended – June (Łm) (Łm) (%)

Income 1,352 1,493 (9)

Impairment charges (208) (314) (34)

Net operating income 1,144 1,179 (3)

Operating expenses (926) (999) (7)

(excluding costs to achieve Transform)

Costs to achieve Transform (9) -

Profit before tax 212 183 16

Return on average equity 3.0% 2.5%

Cost:Income ratio 69% 67%

NOTE The average ZAR/GBP exchange rate for the six months ended 30 Jun 2013 was 14.20 an increase of 13% versus the rate for the six months ended 30 Jun 2012, which was 12.52

45 | Barclays 2013 Interim Results | 30 July 2013

Barclaycard

2013 2012 Change

Six months ended – June (Łm) (Łm) (%)

Income 2,343 2,112 11

Impairment charges (616) (492) 25

Net operating income 1,727 1,620 7

Operating expenses (excluding costs to achieve (963) (886) 9

Transform and provision for PPI)

Costs to achieve Transform (5) -

Adjusted profit before tax1 775 751 3

Adjusted return on average equity 19.3% 20.1%

Adjusted Cost:Income ratio 41% 42%

1 Adjusted profit before tax and adjusted performance measures exclude the impact of the provision for PPI redress of Ł690m (H1 2012: Łnil)

46 | Barclays 2013 Interim Results | 30 July 2013

Investment Bank

2013 2012 Change

Six months ended – June (Łm) (Łm) (%)

Income 6,473 6,460 -

Impairment charges (181) (202) (10)

Net operating income 6,292 6,258 1

Operating expenses (3,751) (4,044) (7)

(excluding costs to achieve Transform)

Costs to achieve Transform (169) -

Profit before tax 2,389 2,242 7

Return on average equity 15.4% 13.4%

Cost:Income ratio 61% 63%

Compensation:Income ratio 39% 40%

47 | | Barclays s 2013 H1 Interim Interim Results Results | 30| July 30 July 2013 2013

Corporate Banking

2013 2012 Change

Six months ended – June (Łm) (Łm) (%)

Income 1,552 1,583 (2)

Impairment charges (258) (431) (40)

Net operating income 1,294 1,152 12

Operating expenses (excluding provision for interest rate (852) (839) 2 hedging products redress and costs to achieve Transform)

Costs to achieve Transform (41) -

Adjusted profit before tax1 402 311 29

Adjusted profit/(loss) before tax by geographic segment

UK 503 451 12

Europe (178) (186) (4)

Rest of the World2 77 46 67

1 Adjusted profit before tax and adjusted performance measures exclude the provision for interest rate hedging products redress of Ł650m (H1 2012: Ł450m)

2	Post restatement – now includes additional African corporate business

48 | Barclays 2013 Interim Results | 30 July 2013

Wealth and Investment Management

2013 2012 Change

Six months ended – June (Łm) (Łm) (%)

Income 931 894 4

Impairment charges (49) (19)

Net operating income 882 875 1

Operating expenses (810) (775) 5

(excluding costs to achieve Transform)

Costs to achieve Transform (33) -

Profit before tax 47 99 (53)

Return on average equity 2.5% 7.3%

Cost:Income ratio 91% 87%

49 | | Barclays s 2013 H1 Interim Interim Results Results | 30| July 30 July 2013 2013

Head Office and Other Operations

Six months ended – June 2013 2012

(m)	(Łm)

Total adjusted (expense)/income (134) 387

Impairment (charges)/release 1 (5)

Adjusted net operating (expense)/income (133) 382

Operating expenses (24) (98)

Adjusted (loss)/profit before tax1 (157) 309

1 Adjusted (loss)/profit before tax excludes the impact of Ł86m own credit gain (H1 2012: (Ł2,945m)) and Łnil gain on disposal of strategic investment in BlackRock, Inc. (H1 2012: Ł227m)

50 | | Barclays s 2013 H1 Interim Interim Results Results | 30| July 30 July 2013 2013

Net interest income

2013 2012

Six months ended – June (Łm) (Łm)

Customer assets 3,506 3,320

Customer liabilities 1,599 1,571

Total customer income1 5,105 4,891

Product structural hedge 433 487

Equity structural hedge 149 154

Other (59) (24)

Total non-customer income1 523 617

Total RBB, Barclaycard, Corporate Banking and 5,628 5,508

Wealth and Investment Management

Investment Bank 86 364

Head Office and Other Operations (137) 257

Group net interest income 5,577 6,129

1	Includes RBB, Barclaycard, Corporate Banking and Wealth and Investment Management

51 | Barclays 2013 Interim Results | 30 July 2013

Net interest margins and volumes

Total

UK Europe Africa Barclay- Corporate Wealth interest

Six months ended – June 2013 Total1

RBB RBB RBB card Banking and IM income1

(m)

Net interest margin (%): 1.27 0.81 3.11 8.36 1.23 1.08 1.77 5,628

Of which customer margin (%) 1.03 0.45 2.94 8.61 1.14 0.94 1.60 5,105

Average customer assets (Łm) 132,778 40,129 28,925 35,984 67,168 22,145 327,129

Average customer liabilities

(m)	124,312 14,124 18,722 3,226 95,875 58,436 314,695

Six months ended – June 2012

Net interest margin (%): 1.38 0.78 3.23 8.99 1.27 1.25 1.86 5,508

Of which customer margin (%) 1.03 0.46 3.01 9.71 1.15 0.98 1.66 4,891

Average customer assets (Łm) 122,343 41,207 32,386 32,832 69,768 19,137 317,673

Average customer liabilities 110,540 15,523 19,783 n/m 83,357 48,264 277,467

(m)
1	Includes RBB, Barclaycard, Corporate Banking and Wealth and Investment Management

52 | Barclays 2013 Interim Results | 30 July 2013

Stable exposure to the Eurozone periphery

As at 30 Jun 2013 Spain Italy Portugal Ireland

(m)	(Łm) (Łm) (Łm)

Sovereign 292 1,967 388 26

Corporate 4,976 1,489 1,357 1,144

Residential mortgages 13,546 16,034 3,595 108

Financial institutions 1,028 390 30 4,194

Other retail lending 2,436 2,072 1,720 114

Total1 22,278 21,952 7,090 5,586

Total as at 31 Dec 2012 23,463 22,725 7,900 4,928

1	Total net on-balance sheet exposure as at 30 Jun 2013 for Cyprus and Greece was Ł207m and Ł69m respectively

53 | | Barclays s 2013 H1 Interim Interim Results Results | 30| July 30 July 2013 2013

Legal disclaimers

Important notice

The information, statements and opinions contained in this document do not constitute a public offer under any applicable legislation or an offer to sell or solicitation of any offer to buy any securities or financial instruments or any advice or recommendation with respect to such securities or other financial instruments.

Information in this document in relation to the rights issue is not for publication, release or distribution, directly or indirectly, in whole or in part, in or into any jurisdiction in which it would be unlawful to do so. The distribution or release, directly or indirectly, of this document or information referred to herein other than in the United Kingdom may be restricted by law and therefore persons into whose possession this document and/or any related documents comes should inform themselves about and observe any such restrictions. Any failure to comply with any such restrictions may constitute a violation of the securities laws of any such jurisdictions.

This document is an advertisement and does not constitute a prospectus or a prospectus equivalent document and is for information purposes only and does not constitute or form part of any offer or invitation to sell, or an invitation to induce an offer or issue, or any solicitation of any offer to acquire any securities of Barclays, in any jurisdiction in which such an offer or solicitation is unlawful. You should not subscribe or purchase any securities except on the basis of the information in the prospectus, which is to be published in due course.

Notice to US investors and ADS holders. In the United States, the rights issue will be made pursuant to a U.S. prospectus that Barclays expects to file with the US Securities and Exchange Commission (the “SEC”) in September 2013. The U.S. prospectus will describe, among other things, how ADS holders will be able to participate in the rights issue. Barclays has filed a registration statement on Form F-3 (including a base prospectus) (Registration No. 333-173886) with the SEC relating to its ordinary shares and for the offering to which this document relates. Before you invest, you should read the base prospectus in that registration statement, as it may be amended from time to time, the U.S. prospectus (when it is filed) and other documents Barclays has filed, and will file, with the SEC for more complete information about Barclays and the rights issue. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov or by accessing Barclays website at www.barclays.com. Alternatively, copies of the base prospectus and, when available, the U.S. prospectus may be obtained by contacting Barclays, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, telephone (888) 603-5847 or e-mail a request to barclaysprospectus@broadridge.com.

54 | Barclays 2013 Interim Results | 30 July 2013

Legal disclaimers

Forward-looking Statements

This document contains certain forward-looking statements within the meaning of Section 21E of the US Securities Exchange Act of 1934, as amended, and Section 27A of the US Securities Act of 1933, as amended, with respect to certain of the Barclays Group’s (the “Group”) plans and its current goals and expectations relating to its future financial condition and performance.

Barclays cautions readers that no forward-looking statement is a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statements. These forward-looking statements can be identified by the fact that they do not relate only to historical or current facts. Forward-looking statements sometimes use words such as “may,” “will,” “seek,” “continue,” “aim,” “anticipate,” “target,” “expect,” “estimate,” “projected,” “intend,” “plan,” “goal,” “believe,” “achieve” or other words of similar meaning. Examples of forward-looking statements include, among others, statements regarding the Group’s future financial position, income growth, assets, impairments, charges, business strategy, capital ratios, leverage, payment of dividends, including dividend pay-out ratios, projected levels of growth in the banking and financial markets, projected costs, original and revised commitments and targets in connection with the Transform programme, deleveraging actions (including the Leverage Plan), estimates of capital expenditures, and plans and objectives for future operations and other statements that are not historical fact. By their nature, forward-looking statements involve risk and uncertainty because they relate to future events and circumstances, including, but not limited to, U.K. domestic, Eurozone and global macroeconomic and business conditions, the effects of continued volatility in credit markets, market related risks such as changes in interest rates and foreign exchange rates, effects of changes in valuation of credit market exposures, changes in valuation of issued securities, volatility in capital markets, particularly as it may affect the timing and cost of planned capital raisings, the policies and actions of governmental and regulatory authorities (including, among others, requirements regarding capital and Group structures, regulatory approval for any dividend it proposes, and the potential for one or more countries exiting the Eurozone), changes in legislation, the further development of standards and interpretations under International Financial Reporting Standards (“IFRS”) applicable to past, current and future periods, evolving practices with regard to the interpretation and application of standards under IFRS and prudential capital rules, the outcome of current and future legal proceedings, future levels of conduct provisions, the success of future acquisitions and other strategic transactions and the impact of competition, a number of which factors are beyond the Group’s control. As a result of these uncertain events and circumstances, the Group’s actual future results, dividend payments and capital and leverage ratios may differ materially from the plans, goals and expectations set forth in such forward-looking statements. The list above is not exhaustive and there are other factors that may cause the Group’s actual results to differ materially from the forward-looking statements contained in this document. Additional risks and factors are identified in Barclays filings with the SEC, including in the Barclays PLC and Barclays Bank PLC Annual Report on Form 20-F for the fiscal year ended 31 December 2012, which is available on the SEC’s website at http://www.sec.gov. You are also advised to read carefully the additional risks and other factors that will be identified in the applicable U.K. prospectus and the applicable U.S. prospectus before making any investment decision in the rights issue.

Any forward-looking statements made herein speak only as of the date they are made. Except as required by the Prudential Regulation of growth in the banking and financial markets, projected costs, commitments in connection with the Transform Programme, estimates of capital Authority, the Financial Conduct Authority, the London Stock Exchange plc (the “LSE”) or applicable law, Barclays expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Barclays’ expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. The reader should, however, consult any additional disclosures that Barclays has made or may make in documents it has published or may publish via the Regulatory News Service of the LSE and/or has filed or may file with the SEC.

Nothing in this document is intended, or is to be construed as a profit forecast or to be interpreted to mean that earnings per Barclays share for the current or future financial years will necessarily match or exceed the historical published earnings per Barclays share.

55 | Barclays 2013 Interim Results | 30 July 2013

Legal disclaimers

Certain non-IFRS measures

This document includes certain non-IFRS measures. These non-IFRS measures are important to understanding the background of, and rationale for, the rights Issue as well as the Group’s capital and leverage position in light of the implementation of CRD IV and requirements of the Prudential Regulation Authority (“PRA”). The CRD IV-

based measures have been calculated on the basis of the Group’s current interpretation of CRD IV. These regulatory measurements are not yet in force and are not yet required to be disclosed by the Group and, as such, represent non-IFRS measures. Measures presented on a “transitional” basis are calculated by taking into account the

FSA’s statement on CRD IV transitional provisions in October 2012, assuming they were applied as at 30 June 2013. Measures presented on a “fully loaded” basis are calculated without applying CRD IV transitional provisions and assume that the phase-in of the transitional provisions is complete and all of CRD IV applied in the form that the Group currently expects it to apply. The final impact of CRD IV is dependent on technical standards to be finalised by the European Banking Authority and on the final UK implementation of the rules. The Group’s interpretation of CRD IV and the basis of the Group’s calculation of CRD IV-based measures may be different from those of other financial institutions. This document includes the following CRD IV-based metrics, which are described in more detail in this document and in the Group’s announcement (Barclays PLC Announces Leverage Plan) dated 30 July 2013.

•	CRD IV CET1 capital on a transitional and fully loaded basis. See the “Estimated Impact of CRD IV – Capital and RWAs” table in this document for a reconciliation of

CRD IV CET1 capital to Core Tier 1 capital, which is calculated on the basis that currently applies to the Group under applicable regulatory requirements.

•	CRD IV risk weighted assets (“RWAs”) on a transitional and fully loaded basis. See the “Estimated Impact of CRD IV – Capital and RWAs” table in this document for a reconciliation of CRD IV RWAs to RWAs as calculated on the basis that currently applies to the Group under applicable regulatory requirements.

•	CRD IV CET1 ratio on a transitional and fully loaded basis, which represents CRD IV CET1 capital divided by CRD IV RWAs. See the “Estimated Impact of CRD IV–

Capital and RWAs” table in this document for a reconciliation of the components of the CRD IV CET1 ratio to the respective components of Core Tier 1 ratio, as calculated on the basis that currently applies to the Group under applicable regulatory requirements.

•	CRD IV leverage exposure on a fully loaded basis. CRD IV leverage exposure makes certain adjustments to Total assets under IFRS in accordance with the Group’s interpretation of CRD IV requirements. See the “Movements in CRD IV and PRA leverage ratios” table in this document for a reconciliation of CRD IV leverage exposure to Total assets under IFRS.

•	CRD IV leverage ratio on a fully loaded basis, which represents CRD IV CET1 capital divided by CRD IV leverage exposure. See the “Estimated Impact of CRD IV –

Capital and RWAs” table in this document for a reconciliation of CRD IV CET1 capital to Core Tier 1 capital, and see the “Movements in CRD IV and PRA leverage ratios” table in this document for a reconciliation of CRD IV leverage exposure to Total assets.

With respect to the metrics reflecting the PRA adjustments – PRA-adjusted fully loaded CET1 capital and PRA leverage ratio – included in this document, these metrics apply the PRA adjustments to the Group’s fully loaded CRD IV CET1 capital and CRD IV leverage ratio, respectively. Reconciliations of the PRA-adjusted fully loaded

CET1 capital to the Group’s CRD IV CET1 capital on a fully loaded basis and of the PRA leverage ratio to the Group’s CRD IV leverage ratio are shown in the table entitled “Movements in CRD IV and PRA leverage ratios” in this document.

56 | Barclays 2013 Interim Results | 30 July 2013

Legal disclaimers

Certain non-IFRS measures (continued)

This document includes certain non-IFRS measures in connection with the Group’s results for the half-year ended 30 June 2013. Barclays management believes that the non-IFRS measures included in this document provide valuable information to readers of its financial statements because they enable the reader to identify a more consistent basis for comparing the business’ performance between financial periods, and provide more detail concerning the elements of performance which the managers of these businesses are most directly able to influence or are relevant for an assessment of the Group. They also reflect an important aspect of the way in which operating targets are defined and performance is monitored by Barclays management. However, any non-IFRS measures in this document are not a substitute for

IFRS measures and readers should consider the IFRS measures as well. Key non-IFRS measures included in this document, and the most directly comparable IFRS measures are described below. Quantitative reconciliations of these measures to the relevant IFRS measures are included in Exhibit 99.1 of the Group’s Form 6-K filed with the SEC on 30 July 2013 with respect to the Group’s half-year results, and such quantitative reconciliations are incorporated by reference into this document.

•	Adjusted profit/(loss) before tax is the non-IFRS equivalent of profit/(loss) before tax as it excludes the impact of own credit; gains on debt buy-backs; impairment and disposal of the investment in BlackRock, Inc.; the provision for Payment Protection Insurance redress payments and claims management costs (“PPI redress”); the provision for interest rate hedging products redress and claims management costs (interest rate hedging products redress); goodwill impairments; and gains and losses on acquisitions and disposals. The regulatory penalties relating to the industry-wide investigation into the setting of interbank offered rates have not been excluded from adjusted measures. A reconciliation of IFRS and Adjusted profit/(loss) before tax is presented on slide 14 of this document.

•	Adjusted attributable profit represents adjusted profit/(loss) after tax less profit attributable to non-controlling interests. The comparable IFRS measure is profit attributable to equity holders of the parent.

•	Adjusted income and total income/(expense) net of insurance claims on an adjusted basis represents total income/(expense) net of insurance claims excluding the impact of own credit and gains on debt buy-backs.

•	Adjusted operating expenses represents operating expenses excluding the provision for PPI redress, provision for interest rate hedging product redress and goodwill impairment.

•	Adjusted cost: income ratio represents Cost:Income ratio excluding the impact of own credit, gains on debt buy-backs, gain on disposal of strategic investment in

BlackRock, Inc., the provision for PPI redress, provision for interest rate hedging product redress, and goodwill impairment. The comparable IFRS measure is cost:

income ratio, which represents operating expenses to income net of insurance claims.

•	Adjusted basic earnings per share represents adjusted profit attributable to equity holders of the parent divided by the basic weighted average number of shares in issue. The comparable IFRS measure is basic earnings per share, which represents profit after tax and non-controlling interests, divided by the basic weighted average number of shares in issue.

•	Adjusted return on average shareholders equity represents adjusted profit attributable to equity holders of the parent divided by average equity. The comparable IFRS measure is return on average shareholders equity, which represents profit after tax and non-controlling interests, divided by average equity.

•	Adjusted return on average tangible shareholders equity represents adjusted profit attributable to equity holders of the parent divided by average tangible equity. The comparable IFRS measure is return on average tangible shareholders equity, which represents profit after tax and non-controlling interests, divided by average tangible equity.

57 | Barclays 2013 Interim Results | 30 July 2013

Legal disclaimers

Certain non-IFRS measures (continued)

Adjusted return on average risk weighted assets represents adjusted profit after tax, divided by average risk weighted assets. The comparable IFRS measure is return on average risk weighted assets, which represents profit after tax divided by average risk weighted assets.

Adjusted gross leverage is a non-IFRS measure representing the multiple of adjusted total tangible assets over total qualifying Tier 1 capital. Adjusted total tangible assets are total assets adjusted to allow for derivative counterparty netting where the Group has a legally enforceable master netting agreement, assets under management on the balance sheet, settlement balances and cash collateral on derivative liabilities, goodwill and intangible assets. This measure has been presented as it provides for a metric used by management in assessing balance sheet leverage. Barclays management believes that disclosing a measure of balance sheet leverage provides useful information to readers of Barclays financial statements as a key measure of stability, which is consistent with the views of investors. The comparable IFRS measure is the ratio of total assets to total shareholders equity.

58 | Barclays 2013 Interim Results | 30 July 2013